Exhibit 10.26

Contract No.:

Loan Agreement

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This Loan Agreement (hereinafter the “Agreement”) is signed on July 1, 2019 in Guangzhou City, China.

Borrower (Party A):

Company Name: Gold Fun Corporation, Ltd.

Lender (Party B):

Company Name: Cornerstone Management, Inc.

Registration No.: 1950025

The Parties have, in line with the principles of equality, free will and good faith, entered into this Agreement through friendly negotiation in respect the loan between the Parties.

Article 1. Amount of Loan

The Parties have agreed that Party B shall lend totally USD 10,000,000 (say: ten million United States dollars) in cash to Party A.

Article 2. Term of Loan

The term of loan hereunder shall be one year from the date when Party B remits the loan.

Article 3. Interest Rate

The annual interest rate is 8%. The Borrower shall pay off the principal and the interest when the term of loan expires.

Article 4. Method of Payment

1. Party A shall repay the loan to the account specified by Party B, and before making the repayment, Party A shall notify Party B in writing 2 days in advance.

2. Party A shall repay the amount hereunder within fifteen business days after the loan is due and payable to Party B.

Article 5. Party A’s Liabilities

Party A shall repay the principal and the interest hereunder in accordance with this Agreement.

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Article 6. Party B’s Liabilities

Party B shall remit the full amount of loan to Party A in accordance with this Agreement.

Article 7. Responsibilities for Breach of Contract

After this Agreement enters into force, if any Party fails to perform its liabilities in accordance with this Agreement, it shall undertake the corresponding responsibilities.

Article 8. Dispute Resolution

Any matter not agreed hereunder and any dispute arising from the performance of this Agreement shall be resolved by the Parties through friendly negotiation. Should the negotiation fail, it shall be submitted to the competent people’s court of the Lender’s residence.

Article 9. Effectiveness, Change and Cancellation of Agreement

1. This Agreement shall enter into force after it is signed by the legal representative or authorized agent of both the Parties and affixed their respective common seal or special contract seal.

2. Neither of the Parties may arbitrarily change or cancel this Agreement after it enters into force, unless it is otherwise agreed hereunder. If it is really necessary to change or cancel this Agreement, the Parties shall enter into a written agreement after friendly negotiation.

Article 10. Others

1. Any matter not agreed hereunder may be resolved between the Parties by signing a written agreement as the schedules attached hereto. All the schedules, changes and supplementary agreement hereof shall constitute an integral part and is equally valid as this Agreement.

2. This Agreement is signed in two copies, with Party A holding one copy and Party B holding one copy.

(Blank below)

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(Signature Page of the Loan Agreement)

Party A: Gold Fun Corporation, Ltd

     (Seal of Gold Fun Corporation Limited)

Party B: Cornerstone Management, Inc (common seal or special contract seal)

     (Seal of Cornerstone Management, Inc)

Legal representative or authorized agent (signature or seal)

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